UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 3, 2007 (June 27, 2007)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 27, 2007, the Partnership closed its previously announced joint acquisition with certain institutional partnerships managed by EnerVest Management Partners, Ltd. of oil and natural gas properties in Central and East Texas from Anadarko Petroleum Corporation for $728 million, subject to customary closing adjustments. The Partnership’s proportionate share of the purchase price was $97 million. EnerVest Management Partners and its affiliates own a 71.25% interest in the Partnership's general partner. On June 27, 2007, the Partnership issued a press release announcing the closing of the acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2007, the Partnership closed its previously announced joint acquisition with certain institutional partnerships managed by EnerVest Management Partners, Ltd. of oil and natural gas properties in Central and East Texas from Anadarko Petroleum Corporation for $728 million, subject to customary closing adjustments. The Partnership’s proportionate share of the purchase price was $97 million. The acquisition was funded with $75 million in borrowings under the Partnership’s existing credit agreement and the balance from proceeds of its recently completed private placement of common units. Total outstanding borrowings under the credit agreement after funding of the acquisition were $75 million. A copy of the credit agreement is attached as Exhibit 10.6 to the Partnership's Current Report on Form 8-K filed on October 5, 2006. A copy of the common unit purchase agreement is attached as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on June 4, 2007.

Item 7.01 Regulation FD Disclosure.

On June 27, 2007, the Partnership issued a press release announcing the closing of its acquisition described above in Item 2.01 and updated its oil and natural gas hedge positions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 7.01.)

(a)	The required financial statements will be filed no later than 75 days from the date of the closing of the acquisition.

(d)	Exhibits.

99.1	News Release of EV Energy Partners, L.P. dated June 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: July 3, 2007	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

EXHIBIT INDEX
Exhibit No.	Description

99.1	News Release of EV Energy Partners, L.P. dated June 27, 2007